SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into on this 17th day of December, 1999, by and between PLM INTERNATIONAL, INC., its successors and/or assigns (the "Company"), and Richard K Brock ("Employee").

         WHEREAS, Employee currently holds the position of Vice President, Controller and Acting Chief Financial Officer of the Company; and

         WHEREAS, the Board of Directors of the Company has recently engaged the investment banking firm of Imperial Capital, LLC to explore various strategic and financial alternatives for maximizing shareholder value on a near-term basis, including, but not limited to, a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of the Company, or a recapitalization or spin-off;

         WHEREAS, the consideration of any such transaction by the Board of Directors has led to uncertainty regarding the future path of the Company and the long-term prospects for executive employment with the Company;

         WHEREAS, the Company's Board of Directors believes it is important to the enhancement of shareholder value that, notwithstanding such uncertainty, Employee act vigorously and constructively in connection with any negotiations being conducted regarding any such transaction to achieve the results most favorable to the Company's shareholders and to continue to manage the on-going business of the Company in order to achieve the most positive results attainable; and

         WHEREAS, as an inducement for Employee to remain in the employ of the Company during this period of uncertainty, this Agreement provides for certain incentives for Employee upon a change in control (as defined herein) and for certain severance benefits to be paid and provided to Employee in the event Employee's employment is terminated following a change in control.

         NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Term. The term of this Agreement shall commence on January 1, 2000 and shall continue (i) until December 31, 2000 so long as no Change in Control (as defined below) has occurred on or before December 31, 2000; or (ii) in the event a Change in Control has occurred on or before December 31, 2000, until Employee's employment has been terminated (by the Company or by Employee) and all obligations under this Agreement have been met.

         2.       Change in Control.

                  A. For the purposes of this Agreement only, the term "Change in Control" shall mean the occurrence of any one of the following events:

                           (i) Any  person  or group (a  "Person"),  within  the
                  meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquiring "beneficial ownership" ("Beneficial Ownership"), as defined in Rule 13d-3 under the Exchange Act, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (a) an employee benefit plan (or trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (b) the Company or its Subsidiaries, or (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (ii) A merger, consolidation or reorganization (collectively, a "Transaction") involving the Company unless such Transaction is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Transaction involving the Company where:

                                    (a)   The   stockholders   of  the   Company
                           immediately before such Transaction own, directly or indirectly, immediately following such Transaction, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction, or

                                    (b) No Person,  other than (1) the  Company,
                           (2) any Subsidiary, or (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any Subsidiary, has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                           (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary of the Company) and/or the sale or other disposition of the Company's subsidiary PLM Financial Services, Inc. (through an asset sale or stock sale) to any Person (other than a transfer to a Subsidiary of the Company); provided, however, that in no event shall the sale or other disposition of the Company's subsidiary American
                  Finance Group, Inc. (AFG) by itself, or the sale or other disposition of the Company's trailer leasing business (through a sale of substantially all of the Company's trailer assets and/or sale of the stock of the Company's subsidiary PLM Rental, Inc.) (Trailer Leasing) by itself, be deemed to be a sale or other disposition of all or substantially all of the assets of the Company for the purposes of this Agreement; and further provided, that the sale or other disposition of AFG or the sale or other disposition of Trailer Leasing, followed by the sale or other disposition of Trailer Leasing (in the case of an earlier sale or disposition of AFG) or AFG (in the case of an earlier sale or disposition of Trailer Leasing), shall be deemed to be a sale or other disposition of all or substantially all of the assets of the Company; or

                           (iv) The  stockholders  of the Company approve a plan
                  of dissolution or liquidation of the Company.

                  B. In the event that a Change in Control transaction as defined in this Agreement occurs, and such transaction is also deemed to be a Change in Control as defined in and under the Employment Agreement (the "Employment Agreement") dated as of May 12, 1998 between the Company and Employee (specifically, a majority of the members of the Continuing Directors of the Board of Directors of the Company does not approve the Change in Control event specifically for purposes of the Employment Agreement), then the terms and conditions of the Employment Agreement, including but not limited to Sections 10.2, 11, 12 and 13 thereof, shall govern and supercede this Agreement.

         3.       Acceleration and Vesting.

                  A.       Stock Options and Grants.

                           (i) Upon the  occurrence of a Change in Control,  any
                  and all options to purchase stock and grants of stock (common or otherwise) in the Company granted to Employee pursuant to any plan or otherwise, including options granted pursuant to the 1988 Management Stock Compensation Plan and/or the 1998 Management Stock Compensation Plan, and any and all grants of stock in the Company granted to Employee pursuant to the 1996 Mandatory Management Stock Bonus Plan (collectively, any or all of these plans shall be referred to herein as the "Stock Plans"), shall become immediately accelerated and fully vested and any restrictions on such options and grants shall, to the extent permissible under applicable securities laws, fully lapse. The Company shall endeavor to cause any restrictions on the options or grants not lapsed by operation of this Section 3(A)(i) to so lapse.

                           (ii) Upon the vesting of all such  options and grants
                  pursuant to Section 3(A)(i) or Section 6(C)(ii) below and, in the case of options, so long as such options have not expired, Employee may elect by written notice to the Company at any time following such vesting that the Company "cash-out" such options and/or grants by paying to Employee within five (5) days of such notice the value of the options and/or grants so long as Employee surrenders to the Company, and agrees to the cancellation of, the options or grants. The value of the options and/or grants shall be calculated as follows: (a) in the event that the Change in Control is a result of a tender offer and so long as Employee provides his "cash-out" notice to the Company within 30 days of the conclusion of the tender offer, then Employee shall be paid the per share price paid to the Company's shareholders in connection with such tender offer, or (b) in all other circumstances, the Employee shall be paid the average daily closing price of the common stock of the Company for the ten trading days immediately preceding the date of Employee's "cash-out" notice, less in the case of both
                  (a) and (b) for the cash-out options, the exercise price of the option. In the event Employee does not elect to "cash-out" pursuant to this Section 3(A)(ii), then Employee's rights regarding such options and grants shall be as set forth in the respective Stock Plans and agreements governing such options and grants, except that Employee shall be deemed to be fully vested and any restrictions on such options and grants shall remain fully lapsed.

                  B. Executive Deferred Compensation Agreement. In the event of a Change in Control as defined in this Agreement, a Change in Control of the Company shall also be deemed to have occurred for the purpose of Section 10.1 of the Executive Deferred Compensation Agreement (the "Executive Deferred Compensation Agreement") dated as of January 18, 1999 between the Company and Employee, so that effective with the occurrence of the Change in Control, Employee shall be treated for purposes of the Executive Deferred Compensation Agreement as if Employee had attained age 60 on the first day of the second calendar month preceding the calendar month in which the Change in Control of the Company occurs, and Employee's Vesting Factor under Section 1.4 of the Executive Deferred Compensation Agreement shall become and forever thereafter remain 1.

         4. Termination By Company In Connection With a Change in Control.

                  A. In the event that Employee's employment is terminated by the Company subsequent to or in connection with a Change in Control for a reason other than Cause or Disability, the Company shall pay Employee the Severance Benefits specified in Section 6(C).

                  B. For purposes of this Agreement, "Cause" shall be limited to:

                           (i) The willful and continued  failure by Employee to
                  perform his/her day to day responsibilities substantially in the same manner as performed prior to the Change in Control (other than any failure resulting from Employee's incapacity due to physical or mental illness), which has not been cured within ten (10) days after written demand for substantial performance is delivered by the Company to Employee, which demand specifically identifies the manner in which Employee has not substantially performed his/her day to day responsibilities. The financial condition of the Company (including any subsidiary, division or department thereof), and/or Employee's contribution thereto, shall not be considered for the purposes of determining whether Employee has willfully failed to perform his/her day to day responsibilities;

                           (ii) A willful  and  intentional  act or  omission by
                  Employee which is, in the reasonable determination of the Company, materially injurious to the Company, monetarily or otherwise. For purposes of subsection (i) above and this subsection (ii), no act or omission on Employee's part shall be considered willful and intentional unless done, or omitted to be done, by him/her not in good faith and without the reasonable belief that his/her action(s) or omission(s) was in the best interests of the Company; or

                           (iii) The  conviction  of  Employee  of,  or  his/her
                  admission or plea of nolo contendere to, a crime involving an act of moral turpitude, which is a felony or which results or is intended to result, directly or indirectly, in gain or personal enrichment of Employee, relatives of Employee, or their affiliates at the expense of the Company;

provided, however, that, notwithstanding anything to the contrary contained in this Section 4(B), "Cause" shall not be deemed to include a refusal by Employee to execute any certificate or document that Employee in good faith determines contains any untrue statement of a material fact.

                  C. For the purposes of this Agreement, Disability shall mean if, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent or substantially absent from his/her duties hereunder for a period of six (6) consecutive months, and within thirty (30) days after a Notice of Termination (as hereinafter defined) is given, which Notice of Termination may be given before or after the end of such six month period, Employee shall not have returned to the performance of his/her duties hereunder on a full-time basis, Employee's employment shall terminate upon the expiration of such thirty (30) days. Employee's absence or substantial absence from his/her duties will be treated as resulting from incapacity due to physical or mental illness if Employee is "totally disabled from his/her own occupation." Total disability from Employee's own occupation will exist where (i) because of sickness or injury, Employee cannot perform the important duties of his/her occupation, (ii) Employee is either receiving Doctor's Care or has furnished written proof acceptable to the Company that further Doctor's Care would be of no benefit, and (iii) Employee does not work at all. Doctor's Care means regular and personal care of a Doctor which, under prevailing medical standards, is appropriate for the condition causing the disability.

         5.       Termination by Employee.

                  A. Employee may terminate his/her employment during the term of this Agreement upon thirty (30) days' Notice of Termination to the Company for any reason. If Employee terminates his/her employment hereunder subsequent to a Change in Control and such termination is made for any of the reasons listed in Section 5(B) (such reason(s) to be detailed in the Notice of Termination), such termination shall be deemed to have been done for good reason ("Good Reason") and the Company shall pay Employee the Severance Benefits specified in Section 6(C), below.

                  B. Reasons constituting "Good Reason" shall include:

                           (i) Any breach by the Company of any material provision of this Agreement which has not been cured within ten (10) days after written notice detailing such non-compliance is given by Employee to the Company;

                           (ii) Any demonstrable and material  diminution of the
                  base compensation, duties, responsibilities, authority or powers of Employee as they relate to any positions or offices held by Employee during the term of this Agreement; provided that Employee provides a reasonable description of any such diminution(s) and a statement that Employee finds, in good faith, such diminution to be a material diminution and that, as such, he/she elects to terminate his/her employment hereunder for Good Reason. Notwithstanding the foregoing, a reduction in the staff of the Company following a Change in Control which results in the Employee taking on additional responsibilities shall not be considered a diminution of the duties, responsibilities, authority or powers of Employee for the purposes of this Agreement;

                           (iii) The failure of the Company to include  Employee
                  in any employee benefit plan or incentive compensation plan for which Employee has previously participated or would reasonably expect to participate in. Employee may reasonably expect to participate in a benefit plan or incentive compensation plan if, without limitation, other employees of the Company with similar titles, levels of responsibilities or salaries participate or have participated in such plan. Notwithstanding the foregoing, (a) to the extent not otherwise determined pursuant to the incentive compensation plan, the Board of Directors shall have the sole discretion to determine the amount of such bonus, or incentive compensation, if any, and (b) the Company may change the terms of any benefit plan so long as such changes occur pursuant to a program applicable to all employees or executives of the Company and do not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared with any other employee or executive of the Company; or

                           (iv) Any  requirement  by the Company  that  Employee
                  relocate his/her primary business office to a geographical area greater than twenty (20) miles from the Company 's principal executive offices as existing on January 1, 1999, or if Employee is based in an office other than the Company's principal executive offices, twenty (20) miles from the Company's office where Employee is based as of January 1, 1999.

                  C. In the event Employee terminates his/her employment for Good Reason and the Company disputes that the termination was for Good Reason, the Company shall have the burden of proving that any such reason was not "Good Reason".

         6.       Compensation Upon Termination.

                  A. Termination For Cause. Following a Change in Control, if Employee's employment is terminated for Cause as defined in this Agreement, the Company shall pay Employee his/her full Base Salary (and any accrued but unused vacation and personal days) through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to Employee under this Agreement. The Employment Agreement shall also be terminated as of the Date of Termination, and neither party shall have any further rights or obligations thereunder. The rights, limitations and obligations of each of the Employee and the Company under any other agreement or plan, including but not limited to any stock option plan, stock grant plan, deferred compensation plan and related agreement(s), each as may have been modified by the terms of this Agreement, shall remain in full force and effect.

                  B. Termination for Disability. Following a Change in Control, if Employee's employment is terminated for Disability as defined in this Agreement, the Company shall pay to Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. The Company shall also pay to Employee any accrued but unused vacation and personal days, and the Company shall also provide benefits to Employee pursuant to the standard policy of the Company with respect to terminated disabled employees. The Employment Agreement shall also be terminated as of the Date of Termination, and neither party shall have any further rights or obligations thereunder. The rights, limitations and obligations of each of the Employee and the Company under any other agreement or plan, including but not limited to any stock option plan, stock grant plan, deferred compensation plan and related agreement(s), each as may have been modified by the terms of this Agreement, shall remain in full force and effect.

                  C. Termination Without Cause or Termination by Employee For Good Reason. If, (a) subsequent to or resulting from a Change in Control the Company terminates Employee's employment hereunder other than for Cause or Disability, or (b) subsequent to a Change in Control Employee terminates his/her employment for Good Reason, the Company shall, in addition to paying Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and any accrued but unused vacation and personal days (as required by law), pay to Employee within seven
(7) business days of the Date of Termination, and provide to Employee, the following severance benefits:

                           (i) The Company shall pay to Employee an amount equal
                  to twelve (12) months of Employee's annual base salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination, less customary payroll deductions, such payment to be made at Employee's option either in a lump sum, or in semi-monthly installments (starting on the first regularly scheduled payday following the Date of Termination, and continuing on each regularly scheduled payday thereafter until paid). In the event Employee fails to notify the Company of his/her option, the amount shall be paid in a lump sum;

                           (ii) Any and all options to purchase stock (common or
                  otherwise) in the Company granted to Employee following a Change in Control pursuant to any plan or otherwise, and any and all grants of stock in the Company granted to Employee following a Change in Control pursuant to any plan or otherwise, shall become immediately accelerated and fully vested and any restrictions on such options, grants or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse. The Company shall endeavor to cause any restrictions on the options, grants or equivalent or similar rights not lapsed by operation of this Section 6(C)(ii) to so lapse. Employee shall have the same rights in such accelerated and vested options and grants as provided in Section 3(A)(ii) and the Company shall pay to Employee the value of the options and/or grants upon receipt of Employee's written notice of his/her election to "cash-out" pursuant to Section 3(A)(ii); and

                           (iii) At the Employee's election by written notice to
                  the Company made within five (5) business days following the Notice of Termination, the Company shall pay to Employee in a lump sum the total amount of any Monthly Executive
                  Compensation Benefit payments that are payable under the Executive Deferred Compensation Agreement, which amount shall have been determined pursuant to the terms of Sections 5(a) and 5(b) of the Executive Deferred Compensation Agreement after taking into consideration the automatic acceleration of vesting as provided in Section 10.1 (including Section 10.1(a) and 10.1(b)) of the Executive Deferred Compensation Agreement. In the event Employee is paid his executive deferred compensation in a lump sum as provided in this Section 5(A)(ii), the Executive Deferred Compensation Agreement shall be terminated and of no further force or effect. In the event Employee does not elect to receive a lump sum payment of his executive deferred compensation, then the Monthly Executive Compensation Benefit payments that are payable under the Executive Deferred Compensation Agreement shall be paid pursuant to the terms of that agreement, which shall remain in full force and effect; and

                           (iv) Employee  shall  continue to  participate in all
                  life insurance, medical, health, dental and disability plans, programs or arrangements ("Insurance Plans") in which Employee participated immediately prior to the Date of Termination on the same terms as Employee participated immediately prior to the Date of Termination for the shorter period of (a) twelve
                  (12) months from the Date of Termination or (b) Employee's commencement of full time employment with a new company that provides Employee with benefits at least as favorable as those provided by the Company; provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs and Employee will continue to be obligated to pay the same employee portion of any premium and any deductible and/or co-payments associated with such insurance Plans as was required immediately prior to the Date of Termination. Employee's right to continued group benefits after any period covered by the Company will be determined in accordance with federal and state law.

                           (v) The payments  and  benefits  provided for in this
                  Section 6(C) are in addition to, and shall not be deemed to be in lieu of, any other payments and/or benefits to which Employee is entitled, including without limitation any and all payments and benefits under the PLM International, Inc. 401K and Profit Sharing Plan and any other insurance and disability plans.

                  D. Other Termination by Employee. If following a Change in Control Employee terminates his/her employment for any reason other than Good Reason, the Company shall pay to Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and any accrued but unused vacation and personal days, and the Company shall have no further obligations to Employee under this Agreement. The Employment Agreement shall also be terminated as of the Date of Termination, and neither party shall have any further rights or obligations thereunder. The rights, limitations and obligations of each of the Employee and the Company under any other agreement or plan, including but not limited to any stock option plan, stock grant plan, deferred compensation plan and related agreement(s), each as may have been modified by the terms of this Agreement, shall remain in full force and effect.

                  E. Termination Prior to a Change in Control. This Agreement does not provide for the payment or provision of severance benefits in connection with a termination by Employee or the Company prior to and not in connection with a Change in Control. Employee's rights to any such benefits shall continue to be governed by law or other written agreement, if any exists between Employee and the Company, and nothing in this Agreement is intended to change, or shall be construed as changing, any of the legal or contractual rights of either party to terminate Employee's employment (for Cause, at-will, for Good Reason, or otherwise) prior to and not in connection with a Change in Control.

                  F. Section 280G. Notwithstanding any other provisions of this Agreement or any other agreement between the Company and the Employee, in the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the severance benefits provided hereunder, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the benefits provided hereunder shall be reduced (if necessary, to zero); provided, however, that, notwithstanding the terms of any other plan or agreement, the Employee may elect to have the benefits payable under any other plan or agreement reduced (or eliminated) prior to any reduction of the benefits payable under this Agreement, which may include, in the case of the Executive Deferred Compensation Agreement, an election to reduce the Employee's Compensation Period under the Executive Deferred Compensation Agreement (without increasing the amount determined under Section 1.1 of the Executive Deferred Compensation Agreement as Employee's Monthly Deferred Compensation Benefit).

                           (i) For purposes of this  limitation in the event the
                  Company asserts that the limitation would apply, (a) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (b) no portion of the Total Payments shall be taken into account that, in the opinion of tax counsel ("Tax Counsel") selected by the Employee and reasonably accepted by the Company, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (c) the benefits payable under this Agreement shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (d) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                           (ii) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Section 6(F), the Total Payments paid to or for the Employee's benefit are in an amount that would result in any portion of such Total Payments being subject to the Excise Tax, then, if such repayment would result in (a) no portion of the remaining Total Payments being subject to the Excise Tax and (b) a dollar-for-dollar reduction in the Employee's taxable income and wages for purposes of federal, state and local income and employment taxes, the Employee shall have an obligation to pay the Company upon demand an amount equal to the sum of (x) the excess of the Total Payments paid to or for the Employee's benefit over the Total Payments that could have been paid to or for the Employee's benefit without any portion of such Total Payments being subject to the Excise Tax; and (y) interest on the amount set forth in clause (x) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Employee's receipt of such excess until the date of such payment.

                           (iii) By execution  and  delivery of this  Agreement,
                  the provisions of Section 10.4 of the Executive Deferred Compensation Agreement are hereby superseded and such section is hereby declared null and void.

         7. Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and, except as otherwise provided in Section 6(C)(iv), no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the termination of his/her employment with the Company.

         8. Other Definitions. The following definitions shall apply for purposes of this Agreement:

                  A. Notice of Termination. Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. Any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this paragraph shall not be effective.

                  B. Date of Termination. "Date of Termination" shall mean, as applicable, (a) if Employee's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his/her duties on a full-time basis during such thirty (30) day period), (b) the date specified in the Notice of Termination in compliance with the terms of this Agreement, or (c) if no date is specified, the date on which a Notice of Termination is given.

         9.       Successors; Binding Agreement.

                  A. The Company shall require any successors or assigns (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent as if they were an original party hereto, and this Agreement shall inure to the benefit of any such successor or assign.

                  B.  This  Agreement  shall  inure  to  the  benefit  of and be
enforceable  by  Employee's  executors,   administrators,   successors,   heirs,
distributes, devisees and legatees.

         10. Other Agreements. Except as expressly set forth herein, nothing in this Agreement is intended to alter the obligations of the Company and/or the Employee in connection with any other written agreement between the Company and the Employee.

         11.      Miscellaneous.

         11.1 Written notices required by this Agreement shall be delivered to the Company or Employee in person or sent by overnight courier or certified mail, with a return receipt requested, to the Company's registered address and to Employee's last shown address on the Company's records, respectively. Notice sent by certified mail shall be deemed to be delivered two days after mailing, and all other notices shall be deemed to be delivered when received.

         11.2 This Agreement contains the full and complete understanding of the parties regarding the subject matter contained herein and supersedes all prior representations, promises, agreements and warranties, whether oral or written.

         11.3 This Agreement shall be governed by and interpreted according to the laws of the state of California.

         11.4 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

         11.5 This Agreement can be modified, amended or any of its terms waived only by a writing signed by both parties.

         11.6 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect and the invalid, illegal or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

         11.7 If either party institutes an action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fee, costs and expenses.

         11.8 No remedy made available to either party by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute or otherwise.

         IN WITNESS WHEREOF, the parties have executed this document as of the date specified above.

PLM INTERNATIONAL, INC.                     EMPLOYEE


By:     /s/Robert N. Tidball                 /s/Richard K Brock
        ------------------------             ---------------------
Its:     President                            Richard K Brock



ATTEST:  _______________________            ATTEST:  _____________________